CROSS BORDER RESOURCES, INC. 10-K

Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K for the year ended December 31, 2014, of Cross Border Resources Inc. (the  “Report”). We hereby further consent to the inclusion in the Report of estimates of oil and gas reserves contained in our report dated April 13, 2015 as an exhibit to the Report.

CAWLEY, GILLESPIE & ASSOCIATES, INC.

Fort Worth, Texas

May 12, 2015